UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

Urovant Sciences Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-38667	98-1463899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+44 203 318 9709

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2019, the Board of Directors (the “Board”) of Urovant Sciences Ltd. (the “Company”) appointed James Robinson as a member of the Board, effective immediately. Additionally, Mr. Robinson is expected to be appointed as a member of the Audit Committee.

Mr. Robinson, age 49, has been the President and Chief Operating Officer at Alkermes, Inc. since March 2018, where he is responsible for the global commercial, new product planning, corporate planning and business development functions. Prior to that, Mr. Robinson served as President, Americas Operations for Astellas US LLC (“Astellas”), a U.S. affiliate of Astellas Pharma Inc., a pharmaceutical company headquartered in Japan, from April 2016 through February 2018, a position with responsibility for all aspects of commercial, corporate development, human resources, finance, corporate affairs and international operations for North and South America. From April 2013 until March 2016, Mr. Robinson served as President for Astellas Pharma US, where he was responsible for leading Astellas’ commercial organization in the United States. Mr. Robinson has served on the board of directors of Neos Therapeutics, Inc. since January 2019. In addition, Mr. Robinson previously served on the board of directors of Pharmaceutical Research and Manufacturers of America from 2013 to March 2018. Mr. Robinson received his B.S. degree in marketing from DePaul University.

In accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Registration Statement on Form S-1 (No. 333-226169), Mr. Robinson will receive an annual cash retainer of $40,000 for his service as a director, as well as an additional annual cash retainer of $10,000 for his service as a member of the Audit Committee. In addition, upon appointment, Mr. Robinson was granted an option to purchase 50,000 common shares under the Company’s 2017 Equity Incentive Plan at an exercise price equal to the closing price of the Company’s common shares on The Nasdaq Global Select Market on March 1, 2019.  The shares underlying the option will vest and become exercisable in three equal annual installments beginning on March 1, 2020, subject to Mr. Robinson’s continued service to the Company. Mr. Robinson will enter into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.12 to Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-226169) dated August 30, 2018.

There are no arrangements or understandings between Mr. Robinson and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Robinson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Urovant Sciences Ltd.

Dated: March 6, 2019
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Principal Financial and Accounting Officer